Exhibit 10.5
AMENDMENT ONE
COMPASS MINERALS INTERNATIONAL, INC. 2005 INCENTIVE AWARD PLAN
     WHEREAS, Compass Minerals International, Inc. (the “Corporation”) maintains the Compass Minerals International, Inc. 2005 Incentive Award Plan (the “Plan”) for the purpose of promoting and enhancing the value of the Corporation by linking the personal interest of its key personnel to those of the stockholders; and
     WHEREAS, the Corporation now desires to clarify and amend the Plan to reflect that outstanding awards and the number of shares available for award under the Plan shall be automatically adjusted upon the occurrence of certain equity restructurings of the Corporation;
     NOW, THEREFORE, Section 11.1 of the Plan is amended to read in its entirety as follows:
     11.1 Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee, as it determines to be necessary to prevent dilution or enlargement of the rights of Participants, shall proportionately adjust (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan, to reflect such event. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.
     IN WITNESS WHEREOF, the undersigned certifies that this Amendment was adopted by the Compensation Committee of the Board of Directors of the Corporation on and effective as of the 6th day of March, 2007.

Compass Minerals International, Inc.

By:	/s/ Victoria Heider

Title:	Vice President, Human Resources
Date:	March 6, 2007